UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 6, 2021

Avient Corporation
(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-16091	34-1730488

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Avient Center
33587 Walker Road
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (440) 930-1000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $.01 per share	AVNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 6, 2021, the Board of Directors (the “Board”) of Avient Corporation (the “Company”) increased its size from ten to twelve directors and elected Neil Green and Ernest Nicolas as directors, effective immediately. Messrs. Green and Nicolas will each serve for an initial term ending at the Company’s 2022 Annual Meeting of Shareholders. Mr. Green will serve as a member of the Audit and Governance and Corporate Responsibility Committees of the Board, and Mr. Nicolas will serve as a member of the Compensation and Environmental, Health and Safety Committees of the Board.
Mr. Green, 51, has served as Executive Vice President and Chief Digital Officer at Otis Worldwide Corporation, a global manufacturer of people moving products, since 2020. From 2018 to 2020, Mr. Green served as Otis Worldwide’s Vice President, Transformation and Chief Digital Officer. Prior to joining Otis Worldwide, Mr. Green served as Vice President, Data Center Group at Intel Corporation, a semiconductor company, and as President, Intel Federal LLC, a subsidiary of Intel Corporation, from 2015 to 2018, and previously in various other roles of increasing responsibility at Intel Corporation.
Mr. Nicolas, 44, has served as Senior Vice President and Chief Supply Chain Officer at Rockwell Automation, the world’s largest company dedicated to industrial automation and digital transformation, since 2020. From 2019 to 2020, Mr. Nicolas served as Rockwell Automation’s Senior Vice President, Operations and Engineering Services; from 2018 to 2019, he served as Vice President, Global Supply Chain; and from 2015 to 2018, he served as Vice President, Strategic Sourcing and Supply Management. He joined Rockwell in 2006 and has held numerous positions of increasing responsibility since that time. Prior to joining Rockwell Automation, Mr. Nicolas began his career at General Motors Company.
Messrs. Green and Nicolas will participate in the Company’s non-employee director compensation program, which is generally described on page 30 of the Company’s proxy statement for its 2021 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 30, 2021 (the “2021 Proxy Statement”). Subsequent to the filing of the 2021 Proxy Statement, the Company’s non-employee director compensation program was updated to include an annual retainer of $250,000, consisting of $110,000 in cash and $140,000 in value of fully vested common shares. In addition, the Company entered into its standard form of Indemnification Agreement with each of Messrs. Green and Nicolas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIENT CORPORATION

By: /s/ Lisa K. Kunkle

Name: Lisa K. Kunkle
Title: Senior Vice President, General Counsel and Secretary
Date: August 6, 2021